UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2012 (April 26, 2012)

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 26, 2012, shareholders of ERHC Energy Inc. ("Company") re-elected five directors:

i. Leslie Blair, ii. Ambassador (rtd.) Howard Jeter, iii. Peter Ntephe, iv. Friday Oviawe, v. Dr. Andrew Uzoigwe.
The Inspectors of Election reported and certified the following results of the ballots cast.

Name	For	Withheld/Against	Abstain	Total
Leslie Blair	358,905,211	7,343,111	0	366,248,322
Ambassador (rtd.) Howard Jeter	357,618,631	8,629,691	0	366,248,322
Peter Ntephe	356,549,195	9,699,127	0	366,248,322
Friday Oviawe	358,032,611	8,215,711	0	366,248,322
Dr. Andrew Uzoigwe	357,610,269	8,638,053	0	366,248,322

Mr. Blair, Mr. Jeter, Mr. Oviawe and Dr. Uzoigwe shall continue to serve as independent non-executive directors while Mr. Ntephe shall continue to be an executive director.

Shareholders also voted to ratify MaloneBailey LLP as the Company's independent accountants for the fiscal year ending September 30, 2012.

Effective April 27, 2012, the Company’s board took the following decisions and carried out the following actions:

1.	Mr. Oviawe, being a person qualified to be an audit committee chairman and financial expert, was reappointed the chairman and financial expert of the audit committee.

2.	Mr. Jeter, being a person qualified to be a governance and nominating committee chairman, was reappointed the chairman of the governance and nominating committee.

3.	Dr. Uzoigwe, being a person qualified to be a compensation committee chairman, was reappointed the chairman of the compensation committee.

4.	Mr. Ntephe’s contract as chief executive officer was extended.

5.	The contract of Vice President Corporate Development, David Bovell, was allowed to expire and he departed ERHC effective May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated : May 2, 2012	By:	/s/ Peter Ntephe
		Name:	Peter Ntephe
		Title:	Chief Executive Officer